UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 21, 2012

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification
incorporation)		Number)

2600 Chemed Center, 255 East 5th Street, Cincinnati, OH 45202
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:
(513) 762-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 240-13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

(a)	On May 21, 2012, Chemed Corporation held its annual meeting of shareholders.

(b)	Election of Directors. The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:

	Nominee	For	Against	Abstentions

	Kevin J. McNamara	16,387,656	189,332	1,374,938
	George J. Walsh III	12,351,295	4,225,693	1,374,938
	Joel F. Gemunder	12,630,655	3,946,333	1,374,938
	Patrick P. Grace	16,415,051	161,937	1,374,938
	Thomas C. Hutton	16,388,009	188,979	1,374,938
	Walter L. Krebs	12,679,419	3,897,569	1,374,938
	Andrea R. Lindell	12,645,626	3,931,362	1,374,938
	Thomas P. Rice	16,457,985	119,003	1,374,938
	Donald E. Saunders	16,415,318	161,670	1,374,938
	Frank E. Wood	12,667,282	3,909,706	1,374,938

At the annual meeting, shareholders voted on the following matters:

Ratification of Auditors.  The proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the company’s independent auditor for the year ending December 31, 2012, was approved with the following votes:

	Voted	Percent of Voted

For	17,770,585	99.11%
Against	160,074.89%
Abstain	21,267	-

Say-on-Pay.  The proposal to approve, on a non-binding basis, the Company’s executive compensation program, was not approved, with the following votes:

	Voted	Percent of Voted

For	7,919,287	47.77%
Against	8,607,817	51.93%
Abstain	49,884.30%
Broker non-votes:	1,374,938	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated:	May 22, 2012	By:	/s/ Arthur V. Tucker Jr.
Arthur V. Tucker, Jr.
Vice President and Controller